UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 20, 2013 (March 14, 2013)

SPECTRA ENERGY CORP

(Exact name of registrant as specified in its charter)

Delaware	1-33007	20-5413139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Westheimer Court, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-627-5400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 14, 2013, Spectra Energy Corp, through certain of its subsidiaries, completed the previously announced acquisition of a 100 percent interest in the companies that comprise the Express-Platte Pipeline System, for a purchase price of approximately $1.49 billion pursuant to a Securities Purchase Agreement, dated December 10, 2012, with BPC Penco Corporation, Kinder Morgan Energy Partners, L.P., Ontario Teachers’ Pension Plan Board, Blackhawk Holdings Trust, 2349466 (U.S.) Grantor Trust, Express US Holdings LP, Express Holdings (Canada) Limited Partnership and 6048935 Canada Inc. The Express-Platte Pipeline System is a 1,717 mile crude oil transportation network that carries crude oil to U.S. refineries in the Rocky Mountain and Midwest regions of the United States.

A copy of the press release announcing the closing of the transaction is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release of Spectra Energy Corp, dated March 14, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY CORP

/s/ J. Patrick Reddy
J. Patrick Reddy
Chief Financial Officer

Date: March 20, 2013

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Press release of Spectra Energy Corp, dated March 14, 2013